UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

ICON Leasing Fund Eleven, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51916	20-1979428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4thFloor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 11, 2008, the stockholders (the "Stockholders”) of the ultimate parent (the "Parent Company") of ICON Capital Corp., the manager of the Registrant (the "Manager"), entered into a binding letter of intent with ICON Phoenix Holdings Corp. and its designees, an entity owned by certain of the Manager’s executive officers (the "Buyer"), whereby the Stockholders will sell up to 100% of the Stockholders’ ownership interests in the Parent Company to the Buyer (the "Transaction").

In connection with the Transaction, Mark Gatto and Michael A. Reisner were appointed Co-Chief Executive Officers and Co-Presidents of the Manager effective as of January 11, 2008.  Messrs. Gatto and Reisner replace Thomas W. Martin, who resigned as Chief Executive Officer and President of the of the Manager, but will continue to serve as Chairman of the Manager.

Mr. Gatto, a Director of the Manager, originally joined the Manager in 1999 and has been in his current role of Chief Acquisitions Officer since May 2007.  Mr. Gatto was formerly Executive Vice President – Business Development from February 2006 to May 2007 and Associate General Counsel from November 1999 through October 2000.  From November 2000 to June 2003, Mr. Gatto was Director of Player Licensing for the Topps Company and, in July 2003, he co-founded a specialty business consulting firm in New York City and served as its managing partner before rejoining the Manager in April 2005.

Mr. Reisner, a Director of the Manager, joined the Manager in 2001 and has been in his current role of Chief Financial Officer since January 2007.  Mr. Reisner was formerly Executive Vice President – Acquisitions from February 2006 through January 2007, Senior Vice President and General Counsel from January 2004 through January 2006, and Vice President and Associate General Counsel from March 2001 until December 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND ELEVEN, LLC
By: ICON CAPITAL CORP., its Manager

Dated: January 14, 2008	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer, Co-President and Chief Financial Officer